Exhibit 99.2

M A C K - C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing
	and Chief Financial Officer	and Public Relations
	(908)272-8000	(908)272-8000

MACK-CALI REALTY CORPORATION

ANNOUNCES THIRD QUARTER RESULTS

CRANFORD, NEW JERSEY – November 1, 2005 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2005.

Highlights of the quarter included:

•	Reported net income per diluted share of $0.33;

•	Reported funds from operations per diluted share of $0.88;

•	Acquired a four-building office complex in Freehold, New Jersey for $32.8 million; and

•	Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the third quarter 2005 equaled $20.6 million, or $0.33 per share, versus $28.1 million, or $0.46 per share, for the same quarter last year. For the nine months ended September 30, 2005, net income available to common shareholders equaled $79.1 million, or $1.29 per share, versus $70.2 million, or $1.16 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2005 amounted to $66.7 million, or $0.88 per share, versus $69.7 million, or $0.93 per share, for the quarter ended September 30, 2004. For the nine months ended September 30, 2005, FFO available to common shareholders amounted to $205.2 million, or $2.71 per share, versus $202.2 million, or $2.70 per share, for the same period last year.

Total revenues for the third quarter 2005 increased 10.8 percent to $164.0 million as compared to $148.0 million for the same quarter last year. For the nine months ended September 30, 2005, total revenues amounted to $480.9 million, an increase of 11.9 percent over total revenues of $429.8 million for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 61,852,908 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 13,727,439 common operating partnership units outstanding as of September 30, 2005. The Company had a total of 75,580,347 common shares/common units outstanding at September 30, 2005.

As of September 30, 2005, the Company had total indebtedness of approximately $2.0 billion, with a weighted average annual interest rate of 6.11 percent. The Company had a total market capitalization of $5.4 billion and a debt-to-undepreciated assets ratio of 41.5 percent at September 30, 2005. The Company had an interest coverage ratio of 3.2 times for the quarter ended September 30, 2005.

Mitchell E. Hersh, president and chief executive officer, commented, “We continue to remain focused on executing our strategic plan of enhancing our Northeast presence, securing long-term leases with high-caliber tenants, and strengthening our balance sheet so we are well-poised to capitalize on the recovering economy.”

The following is a summary of the Company’s recent activity:

ACQUISITIONS

In July, the Company acquired Monmouth Executive Center, a four-building, 235,968 square-foot class A office complex in Freehold, New Jersey for a purchase price of approximately $32.8 million. The complex is 75.9 percent leased to 15 tenants. The buildings are located at 100 Willowbrook Road and 2, 3 and 4 Paragon Way.

DEVELOPMENT

On October 20, 2005, the Company announced that it entered into a development and acquisition agreement with AAA Mid-Atlantic. The agreement includes the Company’s development of an operations center for AAA and its acquisition of land and buildings from AAA, all in Hamilton Township, New Jersey. The Company will develop for AAA a three-story, 120,000 square-foot class A office building on a 21.6 acre land site at the Company’s Horizon Center Business Park. AAA has pre-leased the building, which it will use as an operations center for 15 years. Construction on the build-to-suit project is expected to be completed in the third quarter of 2006. Upon completion of the new building for AAA, the Company will acquire from AAA three office and office/flex buildings totaling 83,762 square feet and land for the development of an additional 243,000 square feet of commercial space. The Company plans to redevelop each of the acquired properties.

FINANCING ACTIVITY

In September, the Company’s operating partnership, Mack-Cali Realty, L.P., extended and modified its unsecured revolving credit facility with a group of 23 lender banks. The $600 million unsecured facility, which is expandable to $800 million, was extended for an additional two years and now matures in November 2009. In addition, the facility fee was reduced by five basis points to 15 basis points at the BBB/Baa2 pricing level. The interest rate, currently LIBOR plus 65 basis points, and the facility fee are subject to adjustment, on a sliding scale, based upon the operating partnership's unsecured debt ratings.

DIVIDENDS

In September, the Company’s Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the third quarter 2005, which was paid on October 17, 2005 to shareholders of record as of October 5, 2005.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period July 15, 2005 through October 14, 2005. The dividend was paid on October 17, 2005 to shareholders of record as of October 5, 2005.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 90 percent leased at September 30, 2005, unchanged from June 30, 2005.

For the quarter ended September 30, 2005, the Company executed 184 leases totaling 1,612,335 square feet, consisting of 1,382,378 square feet of office space and 229,957 square feet of office/flex space. Of these totals, 686,580 square feet were for new leases and 925,755 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

•

American Home Assurance Company, a subsidiary of the American International Group, Inc., signed a new, 13-year lease for 117,118 square feet at 5 Wood Hollow Road, a 317,040 square-foot office property in Parsippany, New Jersey.

•

The New Jersey Turnpike Authority signed a new lease for 100,223 square feet at 581 Main Street in Woodbridge, New Jersey for 10 years and eight months. The 200,000 square-foot office building is 100 percent leased.

•

QualCare Alliance Networks, Inc., a managed care services provider, leased 99,541 square feet at 30 Knightsbridge Road in Piscataway, New Jersey. QualCare will initially occupy 78,468 square feet for a term of 15 years, with a second co-terminus occupancy of 21,073 square feet commencing in 2009. 30 Knightsbridge Road is a 680,350 square-foot office property that is 57.3 percent leased.

•

National Union Fire Insurance Company, also a subsidiary of the American International Group, Inc., expanded its space by 71,286 square feet at 101 Hudson Street in Jersey City, New Jersey for seven years and four months. 101 Hudson Street is a 1,246,283 square-foot office building, which is 97.9 percent leased.

•

Franklin Credit Management Corporation, a provider of specialty consumer finance and asset management services, leased a total of 40,722 square feet, also at 101 Hudson Street. The transaction represents an expansion of 6,856 square feet for eight years and four months, and an extension of its existing 33,866 leased square feet for three years.

•

UBS Financial Services, Inc., a subsidiary of global financial services firm UBS, signed a transaction totaling 34,313 square feet at 61 South Paramus Road in Paramus, New Jersey. In addition to expanding by 21,948 square feet for 10 years and five months, the tenant renewed its existing 12,365 square feet for 10 years. 61 South Paramus Road is a 269,191 square-foot office building, which is 98.8 percent leased.

•

International Business Machines Corporation (IBM), a global information technology company, signed lease renewals totaling 292,304 square feet at two office properties in the Mid-Westchester Executive Park in Hawthorne, New York. One transaction was a 248,399 square-foot renewal for the entire building located at 19 Skyline Drive, and the other is a 43,905 square-foot renewal at the 85,000 square-foot building at 17 Skyline Drive. Both transactions carry five year terms.

•

Thacher Proffitt & Wood LLP, a law firm, signed an agreement to relocate and expand its existing 15,650 leased square feet to 22,500 square-foot space within 50 Main Street located at the Westchester Financial Center in White Plains, New York. The tenant also renewed its lease for 10 years. 50 Main Street is a 309,000 square foot office building, which is 99 percent leased.

•

Ratner & Prestia, PC, a law firm, signed a transaction totaling 33,651 square feet, representing a 10-year renewal of 25,100 square feet and an expansion of 8,551 square feet for 10 years and eight months, at 1235 Westlakes Drive in Berwyn, Pennsylvania. The 134,902 square-foot office building is located in the Westlakes Office Park, which is 91.3 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2005 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.05.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the fourth quarter and full year 2006, as follows:

Fourth Quarter	Full Year
2005 Range	2006 Range

Net income available to common shareholders	$0.32 - $0.34	$1.19 - $1.35
Add: Real estate-related depreciation and amortization	0.53	2.13

Funds from operations available to

common shareholders	$0.85 - $0.87	$3.32 - $3.48

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, November 1, 2005 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1136155

The live conference call is also accessible by calling (913) 981-5591 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on November 1, 2005 through November 8, 2005.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 6954808.

Copies of Mack-Cali’s Third Quarter 2005 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2005 Form 10-Q:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.10q.05.pdf

Third Quarter 2005 Supplemental Operating and Financial Data:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.05.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Dept.

11 Commerce Drive, Cranford, NJ 07016-3501

(908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 271 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 30.2 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this Press Release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Press Release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	September 30,
	2005	2004

Revenues
Base Rents	$ 136,028	$ 127,651
Escalations and recoveries from tenants	22,653	17,131
Parking and other	5,328	3,227
Total revenues	164,009	148,009

Expenses
Real estate taxes	21,237	18,176
Utilities	16,846	11,032
Operating services	21,833	17,966
General and administrative	8,114	7,564
Depreciation and amortization	40,748	32,367
Interest expense	30,158	27,320
Interest income	(309)	(99)
Total expenses	138,627	114,326

Income from continuing operations before minority interests
and equity in earnings of unconsolidated joint ventures	25,382	33,683
Minority interest in Operating Partnership	(4,541)	(7,248)
Equity in earnings of unconsolidated joint ventures
(net of minority interest), net	263	(611)

Income from continuing operations	21,104	25,824
Discontinued operations (net of minority interest):
Income from discontinued operations	--	2,792
Total discontinued operations, net	--	2,792

Net income	21,104	28,616
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$ 20,604	$ 28,116

PER SHARE DATA:
Basic earnings per common share	$ 0.33	$ 0.46
Diluted earnings per common share	$ 0.33	$ 0.46

Dividends declared per common share	$ 0.63	$ 0.63

Basic weighted average shares outstanding	61,609	60,492

Diluted weighted average shares outstanding	75,760	68,841

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Nine Months Ended
	September 30,
	2005	2004

Revenues
Base Rents	$ 406,340	$ 372,449
Escalations and recoveries from tenants	61,795	48,150
Parking and other	12,789	9,180
Total revenues	480,924	429,779

Expenses
Real estate taxes	60,828	51,099
Utilities	41,208	31,555
Operating services	65,813	54,322
General and administrative	23,888	22,646
Depreciation and amortization	115,087	93,649
Interest expense	88,919	82,869
Interest income	(493)	(1,039)
Total expenses	395,250	335,101

Income from continuing operations before minority interests
and equity in earnings of unconsolidated joint ventures	85,674	94,678
Minority interest in Operating Partnership	(16,801)	(21,056)
Minority interest in consolidated joint ventures	(74)	--
Equity in earnings of unconsolidated joint ventures
(net of minority interest), net	428	511
Gain on sale of investment in unconsolidated joint ventures
(net of minority interest)	31	637

Income from continuing operations	69,258	74,770
Discontinued operations (net of minority interest):
Income from discontinued operations	2,356	7,423
Realized gains (losses) and unrealized losses
on disposition of rental property, net	8,973	(10,501)
Total discontinued operations, net	11,329	(3,078)

Net income	80,587	71,692
Preferred stock dividends	(1,500)	(1,500)
Net income available to common shareholders	$ 79,087	$ 70,192

PER SHARE DATA:
Basic earnings per common share	$ 1.29	$ 1.17
Diluted earnings per common share	$ 1.29	$ 1.16

Dividends declared per common share	$ 1.89	$ 1.89

Basic weighted average shares outstanding	61,397	60,228

Diluted weighted average shares outstanding	73,585	68,584

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	September 30,
	2005	2004

Net income available to common shareholders	$ 20,604	$ 28,116
Add: Minority interest in Operating Partnership	4,541	7,248
Minority interest in equity in earnings of unconsolidated joint ventures	59	(79)
Minority interest in discontinued operations	--	360
Real estate-related depreciation and amortization on continuing operations (1)	41,478	33,197
Real estate-related depreciation and amortization on discontinued operations	--	873
Funds from operations available to common shareholders (2)	$ 66,682	$ 69,715

Diluted weighted average shares/units outstanding (3)	75,760	75,046

Funds from operations per share/unit – diluted	$ 0.88	$ 0.93

Dividends declared per common share	$ 0.63	$ 0.63

Dividend payout ratio:
Funds from operations-diluted	71.58%	67.82%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 1,404	$ 1,380
Tenant improvements and leasing commissions	$ 11,198	$ 11,493
Straight-line rent adjustments (4)	$ 3,239	$ 2,203
Amortization of (above)/below market lease intangibles, net	$ 1,197	$ 1,334

(1) Includes the Company’s share from unconsolidated joint ventures of $885 and $991 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,755 shares in 2005 and 13,994 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $300 and $160 for 2005 and 2004, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Nine Months Ended
	September 30,
	2005	2004

Net income available to common shareholders	$ 79,087	$ 70,192
Add: Minority interest in Operating Partnership	16,801	21,056
Minority interest in equity in earnings of unconsolidated joint ventures	124	66
Minority interest in gain on sale of investment in unconsolidated joint ventures	4	83
Minority interest in discontinued operations	2,506	(397)
Real estate-related depreciation and amortization on continuing operations (1)	117,390	96,284
Real estate-related depreciation and amortization on discontinued operations	400	3,799
Deduct: Gain on sale of investment in unconsolidated joint venture	(35)	(720)
(Deduct) Add: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	(11,078)	11,856
Funds from operations available to common shareholders (2)	$ 205,199	$ 202,219

Diluted weighted average shares/units outstanding (3)	75,631	74,789

Funds from operations per share/unit – diluted	$ 2.71	$ 2.70

Dividends declared per common share	$ 1.89	$ 1.89

Dividend payout ratio:
Funds from operations-diluted	69.66%	69.90%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 3,968	$ 4,438
Tenant improvements and leasing commissions	$ 31,901	$ 35,009
Straight-line rent adjustments (4)	$ 9,873	$ 8,454
Amortization of (above)/below market lease intangibles, net	$ 2,730	$ 1,779

(1) Includes the Company’s share from unconsolidated joint ventures of $2,775 and $3,108 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,810 shares in 2005 and 13,996 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4) Includes the Company’s share from unconsolidated joint ventures of $390 and $449 for 2005 and 2004, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	September 30,
	2005	2004

Net income available to common shareholders	$ 0.33	$ 0.46
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.55	0.44
Real estate-related depreciation and amortization on discontinued operations	--	0.01
Minority interest/rounding adjustment	--	0.02
Funds from operations available to common shareholders (2)	$ 0.88	$ 0.93

Diluted weighted average shares/units outstanding (3)	75,760	75,046

(1) Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,755 shares in 2005 and 13,994 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Nine Months Ended
	September 30,
	2005	2004

Net income available to common shareholders	$ 1.29	$ 1.16
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.55	1.29
Real estate-related depreciation and amortization on discontinued operations	0.01	0.05
Deduct: Gain on sale of investment in unconsolidated joint venture	--	(0.01)
(Deduct) Add: Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.15)	0.16
Minority interest/rounding adjustment	0.01	0.05
Funds from operations available to common shareholders (2)	$ 2.71	$ 2.70

Diluted weighted average shares/units outstanding (3)	75,631	74,789

(1) Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.04 for 2005 and 2004, respectively.

(2)    Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)    Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,810 shares in 2005 and 13,996 shares in 2004), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts)

	September 30,	December 31,
	2005	2004
	(unaudited)

ASSETS:
Rental property
Land and leasehold interests	$ 636,008	$ 593,606
Buildings and improvements	3,541,568	3,296,789
Tenant improvements	285,992	262,626
Furniture, fixtures and equipment	7,421	7,938
	4,470,989	4,160,959
Less-accumulated deprec. & amort.	(692,458)	(641,626)
	3,778,531	3,519,333
Rental property held for sale, net	--	19,132
Net investment in rental property	3,778,531	3,538,465
Cash and cash equivalents	9,571	12,270
Investments in unconsolidated joint ventures	61,904	46,743
Unbilled rents receivable, net	88,594	82,586
Deferred charges and other assets, net	203,505	155,060
Restricted cash	9,298	10,477
Accounts receivable, net	6,101	4,564

Total assets	$ 4,157,504	$ 3,850,165

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$ 1,330,592	$ 1,031,102
Revolving credit facilities	227,000	107,000
Mortgages, loans payable and other obligations	454,568	564,198
Dividends and distributions payable	48,127	47,712
Accounts payable, accrued expenses and other liabilities	94,484	57,002
Rents received in advance and security deposits	47,846	47,938
Accrued interest payable	15,562	22,144
Total liabilities	2,218,179	1,877,096
Minority interests:
Operating Partnership	408,515	416,855
Consolidated joint ventures	--	11,103
Total minority interests	408,515	427,958

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized,
10,000 and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
61,852,908 and 61,038,875 shares outstanding	618	610
Additional paid-in capital	1,676,568	1,650,834
Dividends in excess of net earnings	(164,901)	(127,365)
Unamortized stock compensation	(6,475)	(3,968)
Total stockholders’ equity	1,530,810	1,545,111

Total liabilities and stockholders’ equity	$ 4,157,504	$ 3,850,165